                                                                     Exhibit 4.1

                                TRUST AGREEMENT


                                    between


                  NATIONAL FINANCIAL SECURITIES CORPORATION,
                                 as Depositor,


                                      and


               _______________________________________________,
                                  as Trustee

                       for Trust Certificates issued by
                 NFSC Trust 2000-_ for [UNERLYING SECURITIES]

                             NFSC TRUST 2000-_ FOR

                            [UNDERLYING SECURITIES]

                                TRUST AGREEMENT

         This Trust Agreement (this "Series Trust Agreement"), dated as of_______ __, 2000, between National Financial Securities Corporation, as Depositor, and ___________________, as Trustee, for $__,000,000 Trust
Certificates for [UNDERLYING SECURITIES] (the "Certificates"), incorporates by reference the Standard Terms and Provisions of Series Trust Agreement (the "Standard Terms") attached as Exhibit B hereto, and is governed by the Standard Terms as fully as if set forth herein at length. All capitalized terms not defined herein shall have the same meaning as set forth in the Standard Terms.

                             W I T N E S S E T H:

         SECTION 1. A Trust is hereby created under the laws of the State of [New York] and in the manner specified in Article II of the Standard Terms for the benefit of Holders of the Certificates. The assets of the Trust shall consist of the securities (referred to herein and in the Standard Terms as the "Underlying Securities") described in Exhibit A hereto, all distributions thereon after the date hereof, all right, title and interest in and to such distributions and all other rights and privileges of the Holders of the Certificates under this Series Trust Agreement.

         SECTION 2. The name of the Trust is NFSC Trust 2000-_ for [Underlying Securities].

         SECTION 3. The Certificates shall be issued as a single class in the amount set forth in Exhibit A hereto; shall have the standard terms set forth in the Standard Terms; and shall have the nonstandard terms set forth in Exhibit A hereto. Certificates shall be issued in substantially the form of the Form of Certificate set forth in Exhibit C to this Series Trust Agreement. The Certificates shall evidence fractional interests in the assets of the Trust, payable solely from payments received by the Trustee attributable to the Underlying Securities.

         [SECTION 4. The Depositor hereby authorizes and directs the Trustee to execute and deliver a letter of representations, in the form customarily provided to DTC, from the Trustee and the Depositor dated the date of delivery of the Certificates (the "Letter of Representations"). ]

         IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                  NATIONAL FINANCIAL SECURITIES CORPORATION, as Depositor

                                  By__________________________
                                  Name:
                                  Title:


                                  [_________________________],
                                  as Trustee

                                  By__________________________
                                  Name:
                                  Title:

                                     4.1-3

Exhibit A - Description of the Underlying Securities and the Certificates;
            Description of Certain Terms Used in the Agreement

Exhibit B - Standard Terms and Provisions of Series Trust Agreement

Exhibit C - Form of Certificate

Exhibit D - Officer's Certificate of the Trustee

                                     4.1-4

                                                                       EXHIBIT A
                                                       TO SERIES TRUST AGREEMENT

        DESCRIPTION OF THE UNDERLYING SECURITIES AND THE CERTIFICATES;
              DESCRIPTION OF CERTAIN TERMS USED IN THE AGREEMENT

Part I - Description of the Underlying Securities

Issuer:  [___________________]

Underlying Securities:     [_______________________________]

Dated:   [_________]

Original Principal Maturity Date:   [_________]

Original Par Value Amount Issued:   $[_________]

CUSIP Number:     [_________]

Stated Interest Rate:      [_________]%

Interest Payment Dates:    [_________]

First Call Date:  [_________]

Redemption Price:   The Underlying Securities are redeemable at any time on or after [_________], in whole or in part from time to time on not less than __ nor more than __ days' notice at the following redemption prices (expressed in percentages of the principal amount) during the 12-month period ending
                    [_________]of each year:

Year                  Price ($)
----                  ---------



and $__ on or after[_________], together, in each case, with accrued interest to the redemption date.

Mode of Payment of Underlying Securities:   [By credit to the account of the
Holder at DTC.]

Record date of Underlying Securities:         [_________]

Event of Default with respect to payment of interest and principal: [An event of default under the Indenture exists upon (i) the default in the payment of interest for 60 days, or (ii) the default in payment of principal (or premium, if any) at maturity.]

Par Value Amount of Underlying Securities Deposited Under Series Trust
        Agreement: $__,000,000

[The Underlying Securities will be held by the Trustee as Book-Entry Credits at DTC.]

Part II - Description of the Certificates

Classes of Certificates:   Pooled Certificates

Aggregate Face Amount of Pooled Certificate:     $__,000,000


Item Aggregate
Face Minimum
Offered Number     Due Date      CUSIP Number     Amount Offered  Denominations
--------------     --------      ------------     --------------  -------------
1                  [_________]   [_________]      $__,000,000     $__

Part III - Definitions of Certain Terms Used in the Agreement

Authorized Denominations (Section 1.01) $__

Certificate Principal Amount (Section 1.01) $__

Closing Date (Section 1.01) [_________].


Corporate Trust Office (Section 1.01) [_________]


Depositor Address (Section 9.04) National Financial Securities Corporation
                                        909 East Main Street
                                        Richmond, Virginia  23219

Distribution Dates (Section 1.01) [_________]1 and [_________] 1 of each year, commencing[_________].

Indenture (Section 1.01) [_________]

Indenture Trustee (Section 1.01) [_________]

Trustee Address (Section 9.04) [_________]


Rating Agency (Section 1.01) Each of [Moody's Investors Service, Inc.] and
         [Standard & Poor's Ratings Group]

Rating Agency Address (Section 9.04) [Moody's Investors Service, Inc.
                                     99 Church Street
                                     New York, NY 10007]

                                     [Standard & Poor's Ratings Group
                                     26 Broadway, 15th Floor
                                     New York, NY 10004]

Retained Amount (Section 1.01) Interest accrued on the Underlying Securities from, and including, [_________]to, but excluding, the Closing Date, equal to $[_________]

                                                                       EXHIBIT B
                                                       TO SERIES TRUST AGREEMENT

================================================================================


            STANDARD TERMS AND PROVISIONS OF SERIES TRUST AGREEMENT

                                    between

                  NATIONAL FINANCIAL SECURITIES CORPORATION,
                                 as Depositor,

                                      and

                                  the Trustee


================================================================================

     Relating to Trust Certificates of the Series identified in the Series Trust Agreement; Reconciliation and Tie between the Trust Indenture Act of 1939 and Agreement Provisions*

Trust Indenture Act Section                            Agreement Section
310(a)(1)                                              5.01
   (a)(2)                                              5.01
   (a)(3)                                              Not Applicable
   (a)(4)                                              5.02
   (b)                                                 5.11, 5.01
   (c)                                                 Not Applicable
311(a)                                                 5.10
   (b)                                                 5.10
312(a)                                                 6.01, 6.02(a)
   (b)                                                 6.02(b)
   (c)                                                 6.02(c)
313(a)                                                 6.03
   (b)                                                 6.03
   (c)                                                 6.03
   (d)                                                 6.03
314(a)                                                 5.09(a), 5.09(b)
   (b)                                                 5.09(c), 5.09(d)
   (c)(1)                                              5.09(f)
   (c)(2)                                              5.09(f)
   (c)(3)                                              5.09(f)
   (d)(1)                                              5.09(e)
   (d)(2)                                              5.09(e)
   (d)(3)                                              5.09(e)
   (e)                                                 5.09(f)
315(a)                                                 5.08
   (b)                                                 5.02
   (c)                                                 5.02
   (d)                                                 5.08
   (d)(1)                                              5.08
   (d)(2)                                              5.08
   (d)(3)                                              5.08
   (e)                                                 5.13
316(a)(1)(A)                                           5.04
   (a)(1)(B)                                           5.05
   (a)(2)                                              Not Applicable
   (b)                                                 2.08, 4.01
   (c)                                                 2.08, 2.09
   (a)                                                 5.03
317(b)                                                 4.03
3.18(a)                                                9.03

________________________
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.................................................................................................   1
         Section 1.1  Certain Definitions.............................................................................   1
ARTICLE II  CREATION  OF TRUST;  DELIVERY  AND  CUSTODY OF BONDS;  FORM OF  CERTIFICATES;  EXECUTION  AND  DELIVERY,
         SURRENDER  AND REDEMPTION OF CERTIFICATES....................................................................   7
         Section 2.1  Creation of Trust; Delivery and Custody of Underlying Securities; Execution ....................   7
         Section 2.2  Form of Certificates............................................................................   8
         Section 2.3  Registration and Registration of Transfer and Exchange of Certificates..........................   8
         Section 2.4  Limitations on Execution and Delivery, Surrender and Registration of Transfer and Exchange of
               Certificates...........................................................................................   9
         Section 2.5  Mutilated, Destroyed, Lost or Stolen Certificates...............................................   9
         Section 2.6  Persons Deemed Owners...........................................................................  10
         Section 2.7  Cancellation and Destruction of Surrendered Certificates........................................  10
         Section 2.8  Book-Entry.....................................................................................   10
         Section 2.9  Action or Consent of Holders....................................................................  12
         Section 2.10 Transfer of Certificates Held by DTC to Successor Depository....................................  13
         Section 2.11 Temporary Certificates..........................................................................  14
ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF CERTIFICATES; DEPOSITOR'S WARRANTIES....................................  14
         Section 3.1  Filing Proofs, Certificates and Other Information...............................................  14
         Section 3.2  Payment of Taxes or Other Governmental Charges..................................................  14
         Section 3.3  Depositor's Warranties..........................................................................  15
ARTICLE IV PAYMENT OF INTEREST AND PRINCIPAL; CUSTODY OF PROCEEDS OF INTEREST AND PRINCIPAL PAYMENTS..................  15
         Section 4.1  Payment of  Interest;  Payment of  Principal;  Mandatory  Exchange of  Callable  Principal
               Certificates and Callable Stripped Underlying Security Certificates....................................  15
         Section 4.2  Segregation of Moneys Received from Issuers in Respect of Underlying Securities.................  17
         Section 4.3  Paying Agent....................................................................................  18
ARTICLE V THE TRUSTEE AND THE DEPOSITOR...............................................................................  18
         Section 5.1  Eligibility of Trustee; Disqualification........................................................  18
         Section 5.2  Trustee's Duties on Default; No Liability of the Trustee or the Depositor on the Underlying
                      Securities......................................................................................  18
         Section 5.3  Collection of Indebtedness  and Suits for Enforcement by Trustee;  Distribution of Amounts
               Received in Respect of Defaulted Underlying Securities.................................................  19
         Section 5.4  Control by Holders..............................................................................  21
         Section 5.5  Waiver of Past Defaults.........................................................................  21
         Section 5.6  Maintenance of Offices and Agencies by the Trustee..............................................  21
         Section 5.7  Prevention of or Delay in Performance by the Trustee or the Depositor...........................  21
         Section 5.8  Liability of the Trustee and the Depositor......................................................  22
         Section 5.9  Obligation of the Depositor.....................................................................  24
         Section 5.10 Preferential Collection of Claims Against Depositor.............................................  27
         Section 5.11 Resignation and Removal of the Trustee; Appointment of Successor Trustee........................  27
         Section 5.12 Indemnification by the Depositor................................................................  29
         Section 5.13 Undertaking for Costs...........................................................................  30
         Section 5.14 Charges and Expenses............................................................................  31
         Section 5.15 Trustee Reports.................................................................................  31
ARTICLE VI  HOLDERS' LISTS AND REPORTS................................................................................  32

         Section 6.1  Depositor to Furnish Names and Addresses of Holders to Trustee.................................   32
         Section 6.2  Preservation of Information, Communications to Holders.........................................   32
         Section 6.3  Reports by Trustee.............................................................................   32
ARTICLE VII  AMENDMENT AND TERMINATION...............................................................................   32
         Section 7.1  Amendment......................................................................................   32
         Section 7.2  Termination....................................................................................   33
ARTICLE VIII REDEMPTION OF CERTIFICATES..............................................................................   33
         Section 8.1  Redemption.....................................................................................   33
         Section 8.2  Notice of Redemption...........................................................................   33
ARTICLE IX  MISCELLANEOUS............................................................................................   34
         Section 9.1  Exclusive Benefit of Parties and Holders of Certificates; Effective Date.......................   34
         Section 9.2  Invalidity of Provisions.......................................................................   34
         Section 9.3  Conflict with Trust Indenture Act..............................................................   34
         Section 9.4  Notices........................................................................................   34
         Section 9.5  Governing Law; Forum...........................................................................   35
         Section 9.6  Headings.......................................................................................   35
         Section 9.7  Covenant of Depositor and Trustee Not to Place Trust in Bankruptcy.............................   35
         Section 9.8  Trust Not to Merge.............................................................................   35
         Section 9.9  Incurrence of Indebtedness.....................................................................   36

            STANDARD TERMS AND PROVISIONS OF SERIES TRUST AGREEMENT
            -------------------------------------------------------

     This document constitutes Standard Terms and Provisions of Series Trust Agreement which are to be incorporated by reference in, and attached as Exhibit B to, one or more series trust deposit agreements (each, a "Series Trust Agreement") by and among National Financial Securities Corporation, as Depositor, and the trustee designated therein, as Trustee.

     Each Series Trust Agreement will create a trust under the laws of the State of New York to hold securities (the "Underlying Securities") and all distributions thereon and will provide for the creation, execution and delivery of trust certificates (the "Certificates").

     These Standard Terms shall be of no force and effect unless and until incorporated by reference into a Series Trust Agreement.

     The following terms and provisions shall govern the Certificates subject to contrary or additional terms and provisions expressly set forth in a Series Trust Agreement, which contrary or additional terms and provisions of the Series Trust Agreement shall control.

                            ARTICLE I  DEFINITIONS

Section 1.1  Certain Definitions.
             -------------------

     All capitalized terms used herein shall have the meaning set forth in this
Section 1.01 unless the context otherwise requires:

     The term "Accreted Value" shall mean, for any Coupon Certificate, Principal
               --------------
Certificate, Callable Principal Certificate or Stripped Coupon Certificate, (a) the original issue price for such Certificate as set forth in Exhibit A to the Series Trust Agreement, plus (b) an amount equal to an investment return thereon accrued to the date of determination calculated based on a semiannual compounding rate, on the basis of a 360 day year composed of twelve 30-day months, equal to the original yield to maturity on the Closing Date on such Certificate as set forth in Exhibit A to the Series Trust Agreement. With respect to the allocation of proceeds of the Underlying Securities received in connection with a payment default on the Underlying Securities, the relevant determination date shall be the Petition Date. With respect to the determination of Accreted Value in connection with a vote relating to the Underlying Securities, the relevant determination date shall be a date determined by the Trustee, which date shall be within fifteen Business Days of the date the Trustee casts its votes as provided herein.

     The term "Agreement" shall mean the trust deposit agreement consisting of
               ---------
the Series Trust Agreement into which is incorporated by reference the Standard Terms, including all exhibits, schedules, appendices, supplements and amendments to each.

     The term "Authorized Denominations" for each class of Certificates shall
               ------------------------
mean the dollar amount, and greater multiples thereof (or of such other dollar amount specified in the Series Trust Agreement), set forth in the Series Trust Agreement.

     The term "Authorized Officer" shall mean any officer of the Depositor who
               ------------------
is authorized to act for the Depositor in matters relating to the Depositor.

     The term "Available Information Event" shall mean that the Issuer has
               ---------------------------
suspended its Exchange Act reporting requirements at a time when the Exchange Act reporting requirements with respect to the Certificates have not been suspended or terminated.

     The term "Beneficial Owner" shall mean any purchaser of Certificates which
               ----------------
are held through a Direct or Indirect DTC Participant, as such terms are used in the rules and regulations of DTC.

     The term "Book-Entry Credit" shall mean the evidence of the deposit by the
               -----------------
Trustee of one or more Underlying Securities in a separate account of the Trustee, as Trustee under this Agreement, identified in the Series Trust Agreement.

     The term "Business Day" shall mean a day which is not a day when banking
               ------------
institutions or trust companies in New York City are authorized or obligated by law, regulation or executive order to remain closed.

     The term "Callable Principal" shall mean the right to receive (i) the
               ------------------
payment, whether upon stated maturity or upon earlier redemption, of the Principal and redemption premium, if any, of Underlying Securities which are redeemable at the option of the Issuer thereof prior to stated maturity, and
(ii) the Interest relating to such Underlying Securities with respect to Interest Payment Dates after the First Call Date for such Underlying Securities, in each case subject to Section 5.03(b) hereof.

     The term "Certificate" shall mean a certificate of a class of certificates
               -----------
to be issued under this Agreement, which classes are specified in the Series Trust Agreement for the series. Such classes may consist of:

     (i) Coupon Certificates, which entitle the Holders thereof, in the aggregate, to the Interest payable on a single Interest Payment Date on or before the First Call Date for the Underlying Securities, or the stated maturity date in the case of Underlying Securities not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity:

     (ii) Principal Certificates, which entitle the Holders thereof, in the aggregate, to Principal, payable at the stated maturity of the Underlying Securities, of Underlying Securities which are not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity.

     (iii) Callable Principal Certificates, which entitle the Holders thereof, in the aggregate, to the Callable Principal relating to the Underlying Securities.

     (iv) Stripped Coupon Certificates, which entitle the Holders thereof, in the aggregate, to a specified portion (less than 100%) of the Interest payable on a single Interest Payment Date on or before the First Call Date for the Underlying Securities, or the stated maturity date in the case of Underlying Securities not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity.

     (v) Stripped Underlying Security Certificates, which entitle the Holders thereof, in the aggregate, to Principal, payable at the stated maturity of the Underlying Securities, of Underlying Securities which are not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity, and to a specified portion (less than 100%) of Interest due on the Underlying Securities on each Interest Payment Date on or prior to the First Call Date.

     (vi) Callable Stripped Underlying Security Certificates, which entitle the Holders thereof, in the aggregate, to the Callable Principal relating to the Underlying Securities, and to a specified portion (less than 100%) of Interest due on the Underlying Securities on each Interest Payment Date on or prior to the First Call Date.

     (vii) Pooled Certificates, which entitle the Holders thereof to all the interest payments on the Underlying Securities, all the principal payments on the Underlying Securities and any related premium payable upon early redemption of the Underlying Securities less any Retained Amount; provided, that any designation of classes of Certificates made in the Series Trust Agreement shall consist of only one of the following options, designated by letters (a) - (e): (a) Coupon Certificates and Principal Certificates, (b) Coupon Certificates and Callable Principal Certificates, (c) Stripped Coupon Certificates and Stripped Underlying Security Certificates, (d) Stripped Coupon Certificates and Callable Stripped Underlying Security Certificates, or (e) Pooled Certificates.

     The term "Certificate Register" shall have the meaning specified in Section
               --------------------
2.03 hereof.

     The term "Closing Date" shall mean the date set forth and designated as
               ------------
such in the Series Trust Agreement.

     The term "Commission" shall mean the Securities and Exchange Commission.
               ----------

     The term "Corporate Trust Office" shall mean the principal office of the
               ----------------------
Trustee as identified in the Series Trust Agreement.

     The term "Depositor" shall mean National Financial Securities Corporation,
               ---------
a Delaware corporation, and any successor as Depositor hereunder.

     The term "Designated Office in New York City," when used with respect to
               ----------------------------------
the Trustee, shall mean an office maintained in accordance with Section 5.06 hereof and designated by the Trustee.

     The term "DTC" shall mean The Depository Trust Company, a clearing agency
               ---
registered with the Commission, its successor or successors, and its nominee or nominees.

     The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

     The term "First Call Date" shall mean, for any Underlying Security, the
               ---------------
first date such Underlying Security can be redeemed at the option of the Issuer thereof, which date shall be specified in the Series Trust Agreement.

     The term "Holder" shall mean a Person in whose name a Certificate is
               ------
registered in the Certificate Register.

     The term "Independent Certificate" shall mean a certificate of a non-
               -----------------------
affiliated accountant, engineer, appraiser or other expert, as required by the TIA.

     The term "Indenture Trustee" shall mean the trustee or other fiduciary for
               -----------------
the Underlying Securities.

     The term "Interest" shall mean the right to receive the interest payable on
               --------
the Underlying Securities on each Interest Payment Date, subject to Section 5.03(b) hereof.

     The term "Interest Payment Dates" shall mean the dates on which interest
               ----------------------
payments are due on the Underlying Securities as specified in the Series Trust Agreement.

     The term "Issuer" shall mean the issuer of the Underlying Securities
               ------
described in Exhibit A to the Series Trust Agreement.

     The term "Issuer Payment Default" shall have the meaning specified in
               ----------------------
Section 5.03 hereof.

     The term "Letter of Representations" shall mean the letter of
               -------------------------
representations from the Depositor and the Trustee to DTC with respect to the Certificates held at DTC.


     The term "Officer's Certificate of the Depositor" shall mean a certificate
               --------------------------------------
signed by any Authorized Officer of the Depositor and delivered to the Trustee. Unless otherwise specified, any reference in this Agreement to an Officer's Certificate of the Depositor shall be to an Officer's Certificate of any Authorized Officer of the Depositor.

     The term "Officer's Certificate of the Trustee" shall mean the certificate
               ------------------------------------
of the Trustee in the form attached as Exhibit D to the Series Trust Agreement.

     The term "Opinion of Counsel" shall mean one or more written opinions of
               ------------------
counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of this Agreement, and shall be in form and substance satisfactory to the Trustee.

     The term "Outstanding Certificates" shall mean, as of the date of
               ------------------------
determination, all Certificates theretofore authenticated and delivered under this Agreement except:

     (i) Certificates theretofore canceled by the Certificate registrar or delivered to the Certificate registrar for cancellation;

     (ii) Certificates or portions thereof for which money in the necessary amount for payment thereof has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor, satisfactory to the Trustee, has been made); and

     (iii) Certificates in exchange for which or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided that in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor, the Trustee or any Affiliate of any of the foregoing Persons shall be disregarded and for purposes of determining the requisite amount of Outstanding Certificates shall be deemed not to be Outstanding Certificates, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded.

     The term "Participant" means an entity maintaining a custodial account in
               -----------
its own name with DTC.

     The term "Paying Agent" shall mean the Trustee or any other Person that
               ------------
meets the eligibility standards for the Trustee specified in Section 5.01 and is authorized to make payments of Principal or Interest on behalf of the Trustee.

     The term "Person" means any individual, corporation, limited liability
               ------
company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     The term "Petition Date" shall mean (i) the date on which a bankruptcy
               -------------
petition is filed by or against the Issuer of the Underlying Securities or (ii) the date of commencement of any other similar proceeding, as applicable.

     The term "Principal" shall mean the right to receive the principal due on
               ---------
the Underlying Securities, subject to Section 5.03(b) hereof.

     The term "Proceeding" shall mean any suit in equity, action at law or other
               ----------
judicial or administrative proceeding.

     The term "Rating Agency" shall mean each rating agency which is identified
               -------------
in Exhibit A to the Series Trust Agreement.

     The term "Redemption Date" shall mean, with respect to any Underlying
               ---------------
Securities to be redeemed, the date fixed by the Issuer thereof for such redemption.

     The term "Responsible Officer" shall mean, with respect to the Trustee, any
               -------------------
officer within the Corporate Trust Office of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     The term "Retained Amount" shall mean the amount, if any, described in
               ---------------
Exhibit A to the Series Trust Agreement, which amount shall be held by the Trustee in trust for the benefit of the Depositor and shall be paid by the Trustee to the Depositor in accordance with Section 4.01 hereof.

     The term "Series" shall mean any series of Certificates identified in a
               ------
Series Trust Agreement.

     The term "Series Trust Agreement" shall mean the particular series trust
               ----------------------
deposit agreement between the Depositor and the Trustee into which these Standard Terms have been incorporated. The term "Standard Terms" shall mean this Standard Terms and Provisions of Series Trust Agreement between National Financial Securities Corporation, as Depositor, and the Trustee.

     The term "TIA" shall mean the Trust Indenture Act of 1939, as amended.
               ---

     The term "Trust" shall mean the trust established by this Agreement for the
               -----
benefit of the Holders of the Certificates under the laws of the State of New York.

     The term "Trustee" shall mean the institution acting as trustee with whom
               -------
the Depositor has entered into the Series Trust Agreement.

     The term "Underlying Security" shall mean, with respect to the issuance of
               -------------------
Certificates hereunder, the Underlying Securities specified in the Series Trust Agreement relating to such Certificates in the aggregate principal amount so specified.

     The term "Voting Rights" shall mean voting rights on the Certificates
               -------------
apportioned as required by Section 2.09 hereof.

     ARTICLE II CREATION OF TRUST; DELIVERY AND CUSTODY OF BONDS; FORM OF CERTIFICATES; EXECUTION AND DELIVERY, SURRENDER AND REDEMPTION OF CERTIFICATES

Section 2.1  Creation of Trust; Delivery and Custody of Underlying Securities;
             -----------------------------------------------------------------
Execution.
---------

     The Trust shall be established by the Depositor by execution and delivery of the Series Trust Agreement and the deposit of the Underlying Securities pursuant thereto. The sole asset of the Trust shall be the Underlying Securities deposited by the Depositor and any other related property specified in the Series Trust Agreement. The Certificates shall evidence fractional interests in designated portions of the assets of the Trust. The income received by, and the assets of, the Trust shall be distributed solely in accordance with this Agreement. The Depositor shall, by book-entry credit or otherwise, irrevocably deliver the Underlying Securities to the Trustee and, concurrently therewith, the Trustee shall, in accordance with the provisions of this Agreement, execute and deliver to the Depositor, or such Person or Persons as the Depositor may designate by written instruction, the classes of Certificates identified in the Series Trust Agreement, evidencing the aggregate amount, in Authorized Denominations, of the Underlying Securities so delivered to the Trustee. The Depositor shall also, in connection with the Series Trust Agreement, enter into a separate agreement with the Trustee, satisfactory to the Trustee, providing for the payment of the charges and expenses of the Trustee in respect of such Certificates.

     The Trustee shall accept the Underlying Securities so delivered as trustee for the Holders of the Certificates, which shall be delivered hereunder to evidence the interests of the Holders in the Underlying Securities, and shall hold the Underlying Securities as provided hereunder. The Underlying Securities shall be deposited by Book-Entry Credit in an account maintained on behalf of the Trustee at DTC, unless the Series Trust Agreement specifies that the Trustee shall hold the Underlying Securities (i) in a special trust account created by separate recordation on its books, separate from all other assets of the Trustee, or (ii) in some other manner. Separate subaccounts of any such special trust account shall be established for each series of Certificates.

     The Trustee shall hold all the Underlying Securities delivered to it pursuant to this Agreement in trust for the Holders, identified and held separate and apart from the general assets of the Trustee. The account of the Trustee in which the Underlying Securities are held shall not contain any property of the Trustee in its individual capacity and shall contain only property held by the Trustee as fiduciary. The Trustee agrees that it does not have the authority to assign, transfer, encumber, pledge, sell, set-off or otherwise dispose of any of the Underlying Securities or any interests therein except as provided hereunder or as required by law.

     The Trustee acknowledges that it is not the beneficial owner of the Underlying Securities and that it holds the Underlying Securities solely as trustee for the Holders pursuant to this Agreement. Interest and principal payments on the Underlying Securities held in the trust account will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee, the Depositor or any Person claiming through either of them.

     The representations and covenants contained in the Officer's Certificate of the Trustee delivered in connection with the issuance of the Certificates shall be deemed to be incorporated by reference herein, as fully as if set forth in full herein.

     A reasonable time prior to the delivery of Underlying Securities to the Trustee, the Depositor shall furnish the Trustee with written instructions as to the name in which the Certificates evidencing interests in such Underlying Securities shall initially be registered, the denominations in which such Certificates shall initially be delivered, the Persons and addresses to whom such Certificates are to be delivered and such other information as may be requested by the Trustee in connection with the execution and delivery of such Certificates. Each class of Certificates shall evidence the ownership by the Holders thereof of Interest, Principal, or Callable Principal (or portions thereof), as the case may be, on the Underlying Securities, less any Retained Amount, to the extent required by the terms of such class of Certificates.

     Underlying Securities underlying Certificates which are not held by book-entry credit at an account maintained on behalf of the Trustee at DTC shall be held by the Trustee at its Designated Office in New York City or at such other place or places as the Trustee shall determine.

Section 2.2  Form of Certificates.
             --------------------

     Certificates shall be issued in registered form only and shall be typewritten or printed on safety paper. The classes of Certificates to be issued hereunder shall be identified in the Series Trust Agreement and shall be substantially in the forms set forth in Exhibit C thereto, in each case with appropriate insertions, modifications and omissions, as therein and herein so provided. Certificates shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee. No Certificate shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by the Trustee by the signature of a duly authorized signatory. The Trustee shall record in the Certificate Register each Certificate so signed and delivered as herein provided.

     The Authorized Denominations for each class of Certificates shall be the dollar amount, and greater multiples thereof (or of such other dollar amount specified in the Series Trust Agreement), set forth in the Series Trust Agreement.

     Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or any regulation thereunder.

Section 2.3  Registration and Registration of Transfer and Exchange of
             ---------------------------------------------------------
Certificates.
------------

     The Trustee shall keep at its Designated Office in New York City a register (the register maintained in such office being herein sometimes referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and for the registration of transfers or exchanges of Certificates.

     Upon surrender for registration of transfer of any Certificate at the Trustee's Designated Office in New York City, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more Certificates of the same class and series, of any Authorized Denominations and of a like aggregate amount.

     At the option of the Holder, Certificates may be exchanged for other Certificates of the same class and series, of any Authorized Denominations and of a like aggregate amount, upon surrender of the Certificates to be exchanged at the Trustee's Designated Office in New York City. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Holder making the exchange is entitled to receive.

     All Certificates issued upon any registration of transfer or exchange of Certificates shall evidence, to the extent indicated thereby, Interest, Principal and/or Callable Principal (or portions thereof), as the case may be, of Underlying Securities held by the Trustee hereunder and shall be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     Every Certificate presented for registration of transfer or for exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

Section 2.4  Limitations on Execution and Delivery, Surrender and Registration
             -----------------------------------------------------------------
of Transfer and Exchange of Certificates.
----------------------------------------

     As a condition precedent to the execution and delivery, surrender or registration of transfer or exchange of any Certificate, the Trustee may require payment, by the Holder requesting such action, of the then applicable service charge of the Trustee and of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto, may require the production of proof reasonably satisfactory to it as to the Holder's residence and identity and genuineness of any signature, may require the Holder to execute certificates and to make such representations and assurances as the Trustee may reasonably deem necessary or proper, and may also require compliance with such regulations, if any, as the Trustee may reasonably establish consistent with the provisions of this Agreement.

     The surrender or registration of transfer or exchange of Certificates may be suspended if any such suspension is deemed necessary or advisable by the Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Agreement, or for any other reason which makes such surrender or registration of transfer or exchange impracticable.

Section 2.5  Mutilated, Destroyed, Lost or Stolen Certificates.
             -------------------------------------------------

     In case any Certificate shall be mutilated, the Trustee in its discretion may execute and deliver a Certificate of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in exchange and substitution for such mutilated Certificate. In case any Certificate shall be destroyed, lost or stolen, the Trustee may execute and deliver a Certificate of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in lieu of and in substitution for such destroyed, lost or stolen Certificate, only upon (i) the filing by the Holder thereof with the Trustee of evidence satisfactory to the Trustee of the destruction, loss or theft of such Certificate and of the authenticity of such Holder's ownership thereof, and (ii) the furnishing to the Trustee of reasonable indemnification satisfactory to it. All expenses and charges associated with such indemnity and with the preparation, execution and delivery of a new Certificate shall be borne by the Holder of the Certificate mutilated, destroyed, lost or stolen.

Section 2.6  Persons Deemed Owners.
             ---------------------

     Prior to due presentment of a Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the Person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving payment of such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

Section 2.7  Cancellation and Destruction of Surrendered Certificates.
             --------------------------------------------------------

     All Certificates surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy such Certificates so canceled.

Section 2.8  Book-Entry.
             ----------

     (i) At the election of the Depositor, the Series Trust Agreement may provide that (1) all Certificates of a series are to be held in DTC's book-entry only system, (2) all Certificates of a series are to be issued in definitive physical form, or (3) the Certificates (or any part thereof) are to be issued or held in such other form as is specified in the Series Trust Agreement.

     (ii) Notwithstanding Section 4.01 hereof, when the registered Holder of any or all of the Certificates is DTC, such Certificates shall be registered in the name of Cede & Co., as nominee for DTC, and payment in respect of any Interest, Principal or Callable Principal represented by any Certificate shall be made on or after the corresponding Interest Payment Dates, in the case of the payment of Interest, and on or after the corresponding stated maturity date, in the case of the payment of Principal, in each case after the Trustee shall have received the amounts due from the Issuer of the Underlying Securities, by credit of same day funds to the account indicated for Cede & Co. in the Certificate Register. Payments received by the Trustee on or prior to 2:00 p.m., New York City time, shall be credited to DTC that same day and payments received after such time shall be credited the following Business Day. Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 2.08

     (ii), and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

     (iii) Certificates of which Cede & Co. shall be the Holder shall be initially issued in the form of one or more separate single Certificates for each separate class of Certificates identified in the Series Trust Agreement to be issued hereunder, aggregating in each case to the amount of each separate stated maturity of the Certificates, or in such other manner as is required by DTC. Upon initial issuance, the ownership of each such Certificate shall be registered in the Certificate Register in the name of Cede & Co., as nominee for DTC. The Depositor and the Trustee may treat DTC (or its nominee) as the sole and exclusive owner of each Certificate registered in its name for the purposes of payment of Interest, Principal and/or Callable Principal represented thereby, giving any notice permitted or required to be given to Holders under this Agreement, registering the transfer of such Certificate, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Depositor nor the Trustee shall be affected by any notice to the contrary. Neither the Depositor nor the Trustee shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in such Certificate under or through DTC or any Participant or any other Person that is not shown on the Certificate Register as being a Holder of such Certificate, with respect to the accuracy of any records maintained by DTC or any Participant; the payment by DTC or any Participant of any amount in respect of Principal, Interest and/or Callable Principal represented by such Certificate; any notice (or the timeliness thereof) that is permitted or required to be given to Holders of such Certificate under this Agreement; or any consent given or other action taken by DTC as the Holder of such Certificate. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of section
     2.03 hereof limiting the obligations of the Trustee to register transfers of or to exchange Certificates, the words "Cede & Co." in this Agreement shall refer to such new nominee of DTC.

     (iv) DTC may determine to discontinue providing its services with respect to Certificates at any time by giving 90 days prior written notice to the Depositor and the Trustee and discharging its responsibilities with respect thereto under applicable law. Following receipt of such notice from DTC, the Trustee shall promptly notify the Rating Agency. In connection therewith, the Trustee and the Depositor will cooperate with DTC in taking appropriate action after reasonable notice (a) to make available one or more separate physical certificates evidencing the Certificates to any Participant having Certificates credited to its DTC account or (b) to arrange for another securities depository to maintain custody of physical certificates evidencing such Certificates. Upon (1) the resignation of DTC from its functions as depository in accordance herewith, provided that the Depositor is unable to arrange for another securities depository to act as successor to DTC, (2) the election by the Depositor to terminate book-entry registration of the Certificates (which election shall only be made if the Depositor determines that such election will not adversely affect the Holders), (3) the delivery of written notice to the Trustee through DTC, from Holders of Outstanding Certificates representing at least a majority of the Voting Rights, that such Holders elect to terminate book-entry registration of the Certificates, (4) a default in payment of any Interest,

     Principal or Callable Principal due on the Underlying Securities, which default remains uncured for 10 days, and the election by the Trustee to terminate book-entry registration of the Certificates, or (5) the occurrence of an Available Information Event (provided that the financial statements and other information about the Issuer of the Underlying Securities referred to in Section 5.15 hereof are not thereafter available to the Trust), the Depositor shall notify DTC and, except in the case of item (4) above, the Trustee of such event, whereupon DTC is required under the Letter of Representations to notify the Participants of the availability through DTC of physical certificates evidencing the Certificates. In such event, DTC is required under the Letter of Representations to promptly deliver to the Trustee the physical certificates evidencing such Certificates, whereupon the Trustee at the expense of the Depositor shall deliver physical certificates evidencing the Certificates to any Participant having Certificates credited to its account at DTC and the provisions of this Agreement shall then apply irrespective of this Section 2.08.

     (v) In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 6.01 hereof.

     (vi) In the event that Underlying Securities are redeemed and Certificates are correspondingly redeemed and the Certificates are registered in the name of Cede & Co., as nominee for DTC, the Certificates shall be redeemed and terminated without action by the Holder thereof, all as provided in the Letter of Representations.

Section 2.9  Action or Consent of Holders.
             ----------------------------

     The Voting Rights on the Certificates shall be apportioned by the Trustee among the Holders, as of the applicable record date as determined by the Trustee pursuant to Section 2.08(v) hereof, of the Outstanding Certificates in proportion to the Accreted Value or, with respect to Stripped Underlying Security Certificates, Callable Stripped Underlying Security Certificates and Pooled Certificates, the principal amount, of each class of Certificates, and within each class, pro rata by aggregate Accreted Value or principal amount, as applicable. In the event of any action or consent requiring the vote of the owners of any Underlying Securities at any time when the Certificates are held in the DTC book-entry form, the Trustee, upon receipt of the Underlying Security proxy, shall notify DTC (in its capacity as the Holder of the Certificates) of such action. Under current procedures the Depositor expects that DTC will notify the Participants who will notify the Beneficial Owners of the Certificates of such an event. Thereafter, the Trustee shall vote solely in accordance with such proxies and shall apportion its voting powers on the basis of the votes cast by the Holders, based upon the direction the Holders have received from the Beneficial Owners. If the Certificates are not then held by DTC or any other depository, the Trustee, upon receipt of the Underlying Security proxy, shall notify the Holders directly of such action and shall vote in the same manner as noted above. The Trustee shall cast its vote in connection with the foregoing vote on the Underlying

Securities in proportion to the Voting Rights on the Certificates held by the Holders or groups of Holders directing it, notwithstanding that such Holder or groups of Holders may give contrary instructions or that such instructions may conflict.

     The Trustee shall at no time vote for or consent to any action (i) to the extent that such vote or consent could reasonably be expected to alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) prior to the filing of a bankruptcy petition by or against the Issuer of the Underlying Securities or the commencement of any other similar proceeding, if such action would alter the timing or amount of any payment on such Underlying Securities or (iii) prior to the filing of a bankruptcy petition by or against the Issuer of Underlying Securities, or the commencement of any other similar proceeding, if such action would result in the exchange or substitution of any of such outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities. In connection with any vote, the Trustee may request, as a condition precedent to casting any vote, that it be provided with an opinion of Counsel that the consent or action will not alter the status of the Trust as a grantor trust for federal income tax purposes, which Opinion of Counsel shall be an expense of the Holders voting in favor of the proposed action. The Trustee in requesting such opinion shall inform the Holders of the potential expense of the Opinion of Counsel.

     In no event shall the Depositor be allowed or entitled (other than in its capacity as a Participant for a Beneficial Owner) to vote, directly or indirectly, any Certificates.

     The Trustee shall also transmit to DTC or, if the Certificates are not then held by DTC or any other depository, the Holders as provided in Section 9.04 hereof, any communications from the Issuer or from a third party (other than the Issuer) to the Trustee as bondholder, upon receipt from such Issuer or third party, respectively, of assurances that the Trustee's reasonable expenses will be reimbursed by such Issuer or third party. If the Trustee does not receive such assurances, then the Trustee, at the sole discretion of the Depositor and at the expense of the Trust, shall transmit or cause to be transmitted any such communications to DTC or, if the Certificates are not then held by DTC or any other depository, the Holders as provided in Section 9.04 hereof.

Section 2.10 Transfer of Certificates Held by DTC to Successor Depository.
             ------------------------------------------------------------

(a) If the Depositor elects to direct that the Trustee deliver Certificates with respect to a particular Series Trust Agreement in the name of and to DTC, as the depository hereunder, or its nominee, said Certificates may not thereafter be transferred except:

   (i)   to any successor of DTC or its nominee;

   (ii) to any substitute depository not objected to by the Trustee, upon (1) the resignation of DTC or its successor (or any substitute depository or its successor) from its functions as depository or (2) a determination by the Depositor that it is in the best interest of the Depositor (and will not adversely affect the Holders) or the Holders to remove DTC or its successor (or any substitute depository or its successor); or

   (iii) as provided in Section 2.08(iv) hereof;

   provided, that any successor of DTC or substitute depository referred to above shall be a clearing agency registered with the Commission and shall otherwise be qualified under any applicable laws to provide the services proposed to be provided by it.

Section 2.11 Temporary Certificates.
             ----------------------

     The Certificates may be initially delivered in temporary form exchangeable for definitive Certificates when ready for delivery, which temporary Certificates shall be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Trustee, shall be in fully registered form and shall contain such reference to any of the provisions hereof as may be appropriate. Every temporary Certificate shall be executed and delivered by the Trustee upon the same conditions and terms and in substantially the same manner as definitive certificates. If temporary Certificates are issued, the Trustee shall execute and deliver definitive Certificates without delay, and in that case upon demand of the Holder of any temporary Certificates such temporary Certificates shall be exchanged without cost to such Holder for definitive Certificates at the office of the Trustee upon surrender of such temporary Certificates, and until so exchanged such temporary Certificates shall be entitled to the same benefit, protection and security hereunder as the definitive Certificates executed and delivered hereunder. All temporary Certificates surrendered pursuant to the provisions of this Section 2.11 shall be canceled by the Trustee, shall not be redelivered and shall be disposed of pursuant to Section 2.07.

    ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF CERTIFICATES; DEPOSITOR'S
                                  WARRANTIES

Section 3.1  Filing Proofs, Certificates and Other Information.
             -------------------------------------------------

     Any Holder presenting Certificates for surrender or registration of transfer or exchange may be required to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of or registration of transfer or exchange of any Certificate until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

Section 3.2  Payment of Taxes or Other Governmental Charges.
             -----------------------------------------------

     If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or charge required to be withheld from any payment made to or by the Trustee under the provisions of any applicable law, with respect to any Certificate or with respect to the Interest, Principal or Callable Principal (or portions thereof) evidenced by any Certificate, such tax or governmental charge shall be payable by the Holder of such Certificate and may be so withheld by the Trustee. The surrender of or registration of transfer or exchange of any Certificate may be refused until such payment is made.

Section 3.3  Depositor's Warranties.
             ----------------------

     In the case of each delivery of Underlying Securities to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that the Depositor is duly authorized to so deliver such Underlying Securities and that immediately prior to the delivery thereof the Depositor owned such Underlying Securities free and clear of any lien, pledge, encumbrance or other security interest, and such delivery is irrevocable and free of any continuing claim by the Depositor, except for the Retained Amount. The Depositor shall further be deemed by such delivery to represent and warrant to the Trustee that the prospectus and prospectus supplement prepared by the Depositor with respect to the Certificates makes such disclosure with respect to the Underlying Securities as is required by applicable federal and state securities laws. Such representations and warranties shall survive the delivery of such Underlying Securities and the Certificates in respect thereof.

 ARTICLE IV PAYMENT OF INTEREST AND PRINCIPAL; CUSTODY OF PROCEEDS OF INTEREST
                            AND PRINCIPAL PAYMENTS

Section 4.1  Payment of Interest; Payment of Principal; Mandatory Exchange of
             ----------------------------------------------------------------
Callable Principal Certificates and Callable Stripped Underlying Security
-------------------------------------------------------------------------
Certificates.
------------

     In the case of Underlying Securities held by the Trustee in certificate form, the Trustee shall present the Underlying Securities to the Issuer, Indenture Trustee or paying agent therefor, as applicable, for payment of Interest on the Interest Payment Dates related thereto and all Principal at stated maturity or upon the Redemption Date therefor, to the extent required under the terms of such Underlying Securities to obtain payment thereon.

     With respect to any Coupon Certificate, on or after the Interest Payment Date of the Interest evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the Underlying Securities, the Trustee shall pay to the Holder thereof upon presentation and surrender of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     With respect to any Principal Certificate, on or after the stated maturity date of the Principal evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the amount of such Principal upon maturity of the underlying Underlying Security or Underlying Securities, the Trustee shall pay to the Holder thereof upon presentation and surrender of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee, the entire amount of such Principal evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     With respect to any Callable Principal Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received all or any part of the Callable Principal due upon maturity or earlier redemption of the underlying Underlying Securities or on any Interest Payment Date, the Trustee shall pay to the Holder thereof upon presentation and surrender of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee, the entire amount of such Callable Principal so paid and received or, in the case of a Callable Principal Certificate redeemed in part, the amount of such Principal so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     Any Callable Principal Certificate which is not redeemed on the First Call Date shall be terminated and deemed involuntarily surrendered by the Holder thereof in exchange for a principal amount of the Underlying Securities underlying such Callable Principal Certificate equal to the face amount of such Callable Principal Certificate, whether or not such Holder has requested such exchange. No action such Holder shall be required to effect such termination, which shall be carried out by the Trustee pursuant to the terms of this Agreement.

     With respect to any Stripped Coupon Certificate, on or after the Interest Payment Date of the Interest evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the underlying Underlying Securities, the Trustee shall pay to the Holder thereof upon presentation and surrender of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     With respect to any Stripped Underlying Security Certificate, on or after the Interest Payment Date or stated maturity date, as applicable, of the Interest or Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received the Interest evidenced thereby or all or any part of the principal amount of the Principal evidenced thereby due upon maturity of the underlying Underlying Securities, the Trustee shall pay to the Holder thereof
(i) with respect to each Interest Payment Date preceding the maturity date, as of the applicable record date of the underlying Underlying Securities, and (ii) with respect to the maturity date, upon presentation of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee (in the case of clause (i) above, sent by first-class mail to the address of the Holder set forth in the Certificate Register), the entire amount of such Interest and/or Principal; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     With respect to any Callable Stripped Underlying Security Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received the Interest or all or any part of the Callable Principal evidenced thereby due upon maturity or earlier redemption of the underlying Underlying Securities or on any Interest Payment Date, the Trustee shall pay to the Holder thereof (i) with respect to each Interest Payment Date preceding the maturity date or redemption date, as applicable, as of the applicable record date of the underlying Underlying Securities, and (ii) with respect to the maturity date or redemption date, as applicable, upon presentation of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee (in the case of clause (i) above, sent by first-class mail to the address of the Holder set forth in the Certificate Register), the entire amount of such Holder's allocable portion of the Callable Principal so received or, in the case of a Callable Stripped Underlying Security Certificate redeemed in part, the amount so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     Any Callable Stripped Underlying Security Certificate which is not redeemed on the First Call Date shall be terminated and deemed involuntarily surrendered by the Holder thereof in exchange for a principal amount of the Underlying Securities underlying such Callable Stripped Underlying Security Certificate equal to the face amount of such Callable Stripped Underlying Security Certificate, whether or not such Holder has requested such exchange. No action by such Holder shall be required to effect such termination, which shall be carried out by the Trustee pursuant to the terms of this Agreement.

     With respect to any Pooled Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Interest, Principal or Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received Interest on any of the Underlying Securities in the Trust evidenced thereby or all or any part of the Principal or Callable Principal on any of the Underlying Securities in the Trust evidenced thereby due upon maturity or earlier redemption of such Underlying Securities or on any Interest Payment Date, the Trustee shall pay to the Holder thereof (i) with respect to each Interest Payment Date preceding the maturity date or redemption date, as applicable, as of the applicable record date of the underlying Underlying Securities, and (ii) with respect to the maturity date or redemption date, as applicable, upon presentation of its Certificates, in lawful money of the United States of America, by check no later than one Business Day after receipt of funds by the Trustee (in the case of clause (i) above, sent by first-class mail to the address of the Holder set forth in the Certificate Register), the entire amount of such Interest, Principal or Callable Principal so paid and received, less any Retained Amount, or, in the case of a Certificate redeemed in part, the amount of such Callable Principal so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

     With respect to any payment of Interest, Principal or Callable Principal, as applicable, that constitutes a Retained Amount, the Trustee shall remit such Retained Amount to the Depositor, in immediately available funds, within one Business Day of receipt by the Trustee from the Issuer.

     When making any payment to a Holder of a Certificate or, with respect to any Retained Amount, to the Depositor, under this Agreement, the Trustee shall round down such payment to the nearest whole cent.

     Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this
Section 4.01, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

Section 4.2  Segregation of Moneys Received from Issuers in Respect of
             ---------------------------------------------------------
Underlying Securities.
---------------------

     All moneys received from the Issuers of Underlying Securities or otherwise by the Trustee in respect of Underlying Securities evidenced by Certificates issued hereunder shall be held by it without interest in a segregated trust account (which account shall contain two subaccounts, one for interest payments on the Underlying Securities and the second for principal and redemption premium payments on the Underlying Securities) for each issue of Underlying Securities held in trust until required to be disbursed in accordance with the provisions of this Agreement or as otherwise required by law and such moneys shall be segregated by separate recordation on the books and records of the Trustee. Payments whose character as principal, redemption premium or interest on the Underlying Securities cannot be determined shall be deposited in the subaccount for principal until distributed pursuant to Section 5.03(b) hereof.

Section 4.3   Paying Agent.
              ------------

     Each Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), that such Paying Agent shall:

     (i) hold all sums held by it for the payment of amounts due with respect to the Underlying Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

     (ii) give the Trustee notice of any default by the Issuer (or any other obligor upon the Underlying Securities) of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates.


                   ARTICLE V  THE TRUSTEE AND THE DEPOSITOR

Section 5.1   Eligibility of Trustee; Disqualification.
              ----------------------------------------

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term unsecured debt or deposit rating of A-2 or better by Moody's Investors Service, Inc. and A by Standard & Poor's Ratings Group or the equivalent rating thereof by the Rating Agency (if other than Moody's Investors Service, Inc., or Standard & Poor's Ratings Group). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any series trust deposit agreements under which other securities are outstanding evidencing ownership interests in bonds of the Issuer of the Underlying Securities if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 5.2   Trustee's Duties on Default; No Liability of the Trustee or the
              ---------------------------------------------------------------
Depositor on the Underlying Securities.
--------------------------------------

     If an event of default on the Underlying Securities has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     The Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of the Underlying Securities in which the Certificates evidence an interest. However, neither the Trustee (except as specifically provided in Section 5.03 or elsewhere herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

     The sole obligor with respect to any Underlying Security is the Issuer thereof or any other entity obligated to make payments to or on behalf of the Issuer thereof (or its trustee or other applicable fiduciary) with respect to such Underlying Security. Neither the Trustee nor the Depositor shall have any obligation on or with respect to the Underlying Securities except as provided in this Article V with respect to the Trustee; and their respective obligations with respect to Certificates shall be solely as set forth in this Agreement.

     If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to DTC or, if the Certificates are not then held by DTC or any other depository, directly to Holders thereof as provided in Section
9.04 hereof (and in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs. Such notice shall set forth
(a) the identity of the issue of Underlying Securities, (b) the date and nature of such default, (c) the face amount of the Interest, Principal or Callable Principal to which such default relates, (d) the identifying numbers of the class of Certificates, or any combination, as the case may be, evidencing the Interest, Principal or Callable Principal (or portions thereof) described above in clause (c), and (e) any other information which the Trustee may deem appropriate. Except in the case of a default in payment of Principal or Interest (including payments pursuant to a redemption of any Certificate), the Trustee may withhold the notice to Holders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

     Holders of Certificates shall have no recourse against the Depositor or the Trustee for payment defaults on the Underlying Securities.

Section 5.3   Collection of Indebtedness and Suits for Enforcement by Trustee;
              ----------------------------------------------------------------
               Distribution of Amounts Received in Respect of Defaulted
               --------------------------------------------------------
               Underlying Securities.
               ---------------------

     (a)If: (i) default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture (as identified in Exhibit A to the Series Trust Agreement), or, if no such period is specified, five days, after receipt by the Issuer of notice thereof from the Trustee or receipt by the Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights; or (ii) default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture (as identified in Exhibit A to the Series Trust Agreement), or, if no such period is specified, thirty (30) days, after receipt by the Issuer of notice thereof from the Trustee or receipt by the Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights;

     and the Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Underlying Securities for principal and interest, with interest upon the overdue principal, at the rate borne by the Underlying Securities and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law (such event, an "Issuer Payment Default"), then the Trustee, in its own name and as trustee of an express trust, subject to provision being made by the Holders for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Issuer or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Underlying Securities, wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by Holders of Outstanding Certificates representing not less than a majority of the voting Rights. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

     (b) In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled interest payment with respect to an Interest Payment Date, the scheduled payment of principal on or with respect to the stated maturity date of the Underlying Securities, or the payment of principal and any redemption premium on or with respect to the earlier redemption of the Underlying Securities) as a result of a payment default on the Underlying Securities, or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 9.04 hereof) to DTC or, if the Certificates are not then held by DTC or any other depository, directly to the Holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than thirty (30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Outstanding Certificates then unpaid, in proportion to the Accreted Value or, with respect to Stripped Underlying Security Certificates, Callable Stripped Underlying Security Certificates and Pooled Certificates, the principal amount, of each class of Outstanding Certificates, and within each class, pro rata by aggregate Accreted Value or principal amount, as applicable. Property received, other than cash, shall be liquidated by the

     Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional securities. The Trustee shall not be responsible for the failure of any Person to maximize the price at which such property may be sold. No Person effecting a sale on behalf of the Trustee shall be liable therefor so long as such sale is effected in a commercially reasonable manner.

Section 5.4   Control by Holders.
              ------------------

     The Holders of Outstanding Certificates representing a majority of the Voting Rights shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to any Issuer Payment Default; provided, however, that:

     (i) such direction shall not be in conflict with any rule of law or with this Agreement;

     (ii) subject to Sections 2.09 and 5.12, the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Holders not consenting to such action.

Section 5.5   Waiver of Past Defaults.
              ------------------------

     The Holders of Outstanding Certificates representing not less than a majority of the Voting Rights may waive any past default and its consequences except (i) an Issuer Payment Default or other default in the payment of principal of or interest on any of the Certificates or (ii) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Certificate. In the case of any such waiver, the Depositor, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 5.6   Maintenance of Offices and Agencies by the Trustee.
              --------------------------------------------------

     Until termination of this Agreement in accordance with its terms, the Trustee shall maintain (a) facilities in the City of New York for the execution and delivery, payment, surrender and registration of transfer and exchange of Certificates, all in accordance with the provisions of this Agreement, and (b) such other agents, if any, as the Trustee and the Depositor may agree from time to time.

Section 5.7   Prevention of or Delay in Performance by the Trustee or the
              -----------------------------------------------------------
Depositor.
---------

     Neither the Trustee nor the Depositor shall incur any liability to any Holder of any Certificate, if by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee or the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; and neither the Trustee nor the Depositor shall incur any liability to any Holder of a Certificate by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.08. Liability of the Trustee and the Depositor.
              ------------------------------------------

(a) Neither the Trustee nor the Depositor assumes any obligation or shall be subject to any liability under this Agreement to Holders of Certificates, other than liability for its own negligent action, its own negligent failure to act or its own willful misconduct, in the performance of such duties as are specifically set forth in this Agreement or the TIA; further provided, that:

     (i) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee;

     (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements of this Agreement (but the Trustee shall examine the evidence furnished to it pursuant to TIA Section 314 to determine whether or not such evidence conforms to the requirements of this Agreement);

     (iii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iv) to the extent that the Holders of Outstanding Certificates representing not less than a majority of the Voting Rights direct the Trustee with respect to the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to an Issuer Payment Default, the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with such direction.

     Neither DTC nor any registrar with which Underlying Securities are maintained as book-entry credits shall be deemed agents of the Trustee. The Trustee may own and deal (i) in bonds of the same issue and maturity as the Underlying Securities and (ii) in Certificates.

     The Trustee shall be under no liability to any party hereto, or to any Holder, by reason of any failure on the part of the Depositor or any maker, guarantor, endorser or other signatory of any document or instrument, including any Underlying Security, or any other Person to perform such Person's obligations under any such document or instrument.

     The Trustee shall not be responsible for the sufficiency or accuracy, the form or the execution, validity, value or genuineness of any document or property received or held by it hereunder, including without limitation any Underlying Securities, or the authority of the Depositor in executing this Agreement.

     The Trustee assumes no responsibility for the correctness of the recitals to the Certificates or to any document issued in connection with the sale of the Certificates, other than its signature under the Certificates.

ANY ACTION OR PROCEEDING ALLEGING ANY BREACH BY THE TRUSTEE OF ITS DUTIES UNDER THIS AGREEMENT SHALL BE PROSECUTED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. THE TRUSTEE SHALL HAVE THE RIGHT AT ANY TIME TO SEEK INSTRUCTIONS FROM ANY COURT OF COMPETENT JURISDICTION.

     The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Underlying Securities in its possession if the Underlying Securities are held in the manner specified in the Officer's Certificate of the Trustee and are accorded treatment substantially equal to that which a prudent Person accords its own property.

     The Trustee shall at all times maintain a fidelity bond in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations hereunder.

     The Trustee may consult with and rely upon the calculations of an advisor (which may be the Depositor) in connection with any calculation of Accreted Value to the extent such amount must be determined in order for the Trustee to carry out its duties hereunder.

     The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel selected by the Trustee with due care shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.

     The Trustee may request and rely upon and shall be protected in acting or refraining from action upon any resolution, certificate signed by an authorized officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Series Trust Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any misconduct or negligence of any such agents or attorneys selected with due care by it.

     Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Series Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission, in the view of the Trustee, are not set forth reasonably clearly in this Series Trust Agreement. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date a Responsible Officer of the Depositor actually receives such application, unless any such Responsible Officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.

Section 5.9   Obligation of the Depositor.
              ---------------------------

     (a)     The Depositor shall:

     (i) if so requested by the Trustee, provide to the Trustee at least 10 Business Days prior to the date required for filing information reasonably necessary to assist the Trustee under Section 5.15(b) of this Agreement in preparing and filing reports with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act;

     (ii)    [Reserved.];

     (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein) such summaries of any information, documents and reports required to be filed by the Depositor pursuant to clauses (i) and
     (ii) of this Section 5.09(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission; and

     (iv) after an Available Information Event, on behalf of the Trust, prepare and file with the Commission, following the execution thereof by the Trustee if so requested by the Depositor, and file with the Trustee, within 15 days after the Depositor on behalf of the Trust is required to file the same with the Commission, reports of the kind referred to in clause (i) of this Section 5.09(a) with respect to the Issuer of the Underlying Securities, to the extent such reports are then available to the Depositor, for as long as the Depositor on behalf of the Trust is required to file such reports under the Exchange Act. Such reports shall include quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to the Issuer of the Underlying Securities. A copy of each such report shall be provided to the Trustee at least 10 Business Days prior to the date required for filing. If such reports and information are not available to the Depositor at a time when such reports and information are required to be filed with the Commission by the Depositor on behalf of the Trust, the Depositor shall cause the removal of the Certificates from the DTC book-entry system as set forth in Section 2.08(iv)(5) of this Agreement and shall notify the Issuer that the Holders of Certificates constitute record holders of the Underlying Securities for purposes of the Exchange Act.

     (b) The Depositor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Authorized Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Depositor, dated as of the date set forth in the Series Trust Agreement for such year, stating that:

     (i) a review of the activities of the Depositor during such fiscal year and of performance under this Agreement has been made under such Authorized Officer's supervision; and

     (ii) to the best of such Authorized Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Holder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

     (c) If and only if the Series Trust Agreement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (d) If and only if the Series Trust Agreement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Agreement. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement until such date in the following calendar year.

     (e) If and only if the Series Trust Agreement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee),

     (i) whenever any property or securities are to be released from the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Agreement in contravention of the provisions hereof.

     (ii) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Depositor shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the principal amount of the Outstanding Certificates, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

     (iii) prior to the deposit with the Trustee of any securities that is to be made the basis for the authentication and delivery of Certificates, the withdrawal of cash constituting a part of the trust estate or the release of any property or securities subject to the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Depositor of the securities to be so deposited.

     (iv) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor described in clause (iii) above, the Depositor shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Depositor of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Depositor, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the principal amount of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Depositor as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the principal amount of the Outstanding Certificates.

     (v) subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of this Agreement, shall, execute instruments to release property from the lien of this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Agreement.
     No party
     relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (vi) the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the trust estate that secured the Certificates from the lien of this Agreement and release to the Depositor or any other Person entitled thereto any funds then included in the trust estate.

     (f) Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the Statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 5.10  Preferential Collection of Claims Against Depositor.
              ---------------------------------------------------

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA
Section 311(a).

Section 5.11  Resignation and Removal of the Trustee; Appointment of Successor
              ----------------------------------------------------------------
Trustee.
-------

     The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor and the Rating Agency as provided in Section 9.04 hereof, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided. The Depositor may at any time (including such time as the Trustee fails to comply with Section 5.01) remove the Trustee as Trustee hereunder by written notice of its election to do so, delivered to the Trustee and the Rating Agency as provided in Section 9.04 hereof, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the third succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal. Upon the designation of a successor Trustee following either resignation by or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon request of the successor Trustee.

     If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to comply with Section 5.01, then any Holder of a Certificate with respect to a particular issue of Underlying Securities which has been such a Holder for at least six (6) months or the Holders of Outstanding Certificates representing ten percent (10%) of the Voting Rights for the Outstanding Certificates of a series which is outstanding at such time may, on behalf of himself, herself or themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Underlying Securities evidenced by such Certificates and the appointment of a successor Trustee.

     In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Agreement which remain to be performed by a successor Trustee and the Trustee shall promptly notify the Rating Agency of its resignation or removal and any successor Trustee shall promptly notify the Rating Agency of its appointment as provided in Section 9.04 hereof.

     In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor notifies the Trustee that it elects to remove the Trustee as Trustee, the Depositor shall, within ninety (90) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall be a bank with trust powers or a trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 and which is rated at least investment grade by the Rating Agency. If no successor Trustee has been appointed as successor Trustee within ninety (90) days after the Trustee has given written notice of its election to resign or the Depositor has given written notice to the Trustee of its election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Underlying Securities and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Holders of Certificates for which it is successor Trustee as provided in Section 9.04 hereof.

     Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

Section 5.12 Indemnification by the Depositor.
             --------------------------------

     The Depositor agrees to indemnify the Trustee and any of its agents, officers, directors or employees for, and to hold them harmless against, any loss, liability or expense arising, directly or indirectly, out of, relating to, or in connection with the acceptance, administration or performance of their duties, or the duties of the Trustee, as well as the costs and expenses of defending themselves against any action, suit, or other proceeding involving any claim or liability arising, directly or indirectly, out of, relating to or in connection with, this Agreement, the Initial Trust Agreement or the exercise or performance of any of their powers or duties hereunder or thereunder, other than any loss, liability or expense arising out of (i) negligence, willful misconduct or bad faith on the part of the Trustee or any of its agents, officers, directors or employees, or (ii) any charges, fees or reimbursements that are expressly required by this Agreement to be paid by the Holders or for which the Holders are expressly required by this Agreement or have elected pursuant to the terms of this Agreement to provide security or indemnity to the Trustee. Failure of the Depositor to fulfill its obligations hereunder shall not relieve the Trustee from fulfilling its duties under this Agreement.

     Any Person that proposes to assert the right to be indemnified under this
Section 5.12 (any such Person, an "Indemnified Party") shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against the Depositor under this Section 5.12, notify the Depositor of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Depositor shall not relieve the Depositor from any liability that it may have to such Indemnified Party under the foregoing provisions of this Section 5.12 unless, and only to the extent that, such omission results in the forfeiture of rights or defenses by the Depositor. If any such action is brought against an Indemnified Party and it notifies the Depositor of its commencement, the Depositor shall be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Party promptly after receiving notice of the commencement of the action from the Indemnified Party, to assume the defense of the action, with counsel satisfactory to the Indemnified Party, and after notice from the Depositor to the Indemnified Party of its election to assume the defense, the Depositor shall not be liable to the Indemnified Party for any fees, disbursements or other charges of counsel except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of the Indemnified Party unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Depositor, (2) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Depositor, (3) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Depositor (in which case the Depositor shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (4) the Depositor has not in fact employed counsel to assume the defense of such action within 15 Business Days after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the Depositor. It is understood that the Depositor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all Persons entitled to indemnification hereunder. All such fees, disbursements and other charges shall be reimbursed by the Depositor promptly as they are incurred. The Depositor shall not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld). The Depositor shall not, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5.12 (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 5.12, if at any time an Indemnified Party shall have requested the Depositor to reimburse the Indemnified Party for fees and expenses of counsel, the Depositor agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Depositor of the aforesaid request, (ii) the Depositor shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) the Depositor shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

     The term "liability," as used in this Section 5.12, shall include any losses, claims, damages, expenses (including without limitation the Trustee's costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever to the extent the Trustee is not reimbursed as contemplated in this Section 5.12) or other liabilities, joint or several, arising for any reason (including without limitation violation of applicable laws or trademarks or service marks).

     The obligations of the Depositor under this Section 5.12 (i) shall be in addition to any liability which the Depositor may otherwise have, (ii) shall extend, upon the same terms and conditions, to each officer and director of the Trustee and to each Person, if any, who controls the Trustee within the meaning of the Securities Exchange Act of 1934, as amended (iii) shall survive the termination of this Agreement and the resignation or removal of the Trustee, and
(iv) shall be limited to the extent set forth in the Depositor's certificate of incorporation.

Section 5.13 Undertaking for Costs.
             ---------------------

     All parties to this Agreement agree, and each Holder of any Certificate by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys, fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

     (a) any Proceeding instituted by the Trustee;

     (b) any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

     (c) any Proceeding instituted by any Holder for the enforcement of the payment of Principal or Interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Charges and Expenses.
             --------------------

     Except as otherwise provided in this Agreement, (i) no current or future charges, fees and expenses of the Trustee shall be payable by or withheld from any Person other than the Depositor, except for any taxes and other governmental charges, and (ii) in full payment and satisfaction of all other charges and expenses of the Trustee (including, in each case, fees and expenses of counsel) incidental to the performance of its obligations hereunder, the Depositor shall pay the Trustee an amount determined in accordance with a separate agreement between it and the Trustee. The Trustee shall not be released from any of its duties hereunder as a result of the failure of the Depositor to pay such amount.

Section 5.15 Trustee Reports.
             ---------------

     (a) So long as the Certificates are held in DTC's book-entry only system, annual unaudited reports setting forth the amounts of payments on the Certificates, and whether such amounts are principal or interest shall be prepared by the Trustee and sent to DTC. To the extent the Depositor fails to provide the Trustee with a copy of any report referred to in Section 5.09(a) (i) herein prior to the 10th Business Day preceding the applicable filing date therefor as required by such provisions, the Trustee shall request the Depositor to prepare and file such report and, if the Depositor fails to do so, shall cause such report to be prepared and filed and the Depositor shall reimburse the Trustee for its reasonable expenses incurred in connection therewith. Any such expenses not reimbursed by the Depositor shall be borne by the Holders.

     (b) The Trustee shall, on behalf of the Trust, prepare and file with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "reports") with respect to the Trust.

                                  ARTICLE VI
                          HOLDERS' LISTS AND REPORTS

Section 6.1 Depositor to Furnish Names and Addresses of Holders to Trustee.
            --------------------------------------------------------------

     The Depositor shall furnish or cause to be furnished to the Trustee not more than five days before each Interest Payment Date or Redemption Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the underlying Underlying Securities; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

Section 6.2 Preservation of Information, Communications to Holders.
            -------------------------------------------------------

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in
     Section 6.01 and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Certificate registrar. The Trustee may destroy any list furnished to it as provided in such Section
     6.01 upon receipt of a new list so furnished.

     (b) Holders shall have the right to communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

     (c) The Depositor, the Trustee and the Certificate registrar shall have the protection of TIA Section 312(c).

Section 6.3 Reports by Trustee.
            ------------------

     If required by TIA Section 313(a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 6.03 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                                ARTICLE VII
                           AMENDMENT AND TERMINATION

Section 7.1 Amendment.
            ---------

     The form of the Certificates and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Depositor and the Trustee in any respect which they may deem necessary or desirable, provided that in no event shall any amendment defer or alter the maturity of a Certificate, or in other manner adversely affect the rights to payment of a Holder of a Certificate or otherwise materially prejudice any substantial existing right of the Holders of the

Certificates; and provided further that at the time of any amendment the Trustee shall be provided evidence that the rating on the Certificates by the Rating Agency will not be lowered or withdrawn as a result of the amendment. Every Holder of a Certificate at the time any such amendment so becomes effective shall be deemed to be continuing to hold such Certificate, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. Prior to entering into any amendment to the form of the Certificates or this Agreement, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendments are authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendments have been satisfied. The costs of providing such Opinion of Counsel shall be borne by the Holders requesting that the Trustee execute and deliver such amendment. The Trustee shall notify the Holders of the estimated expense of any such Opinion of Counsel.

Section 7.2 Termination.
            -----------

     This Agreement shall terminate one year following the payment upon maturity (or any earlier redemption) by the respective Issuers of the entire principal amount (and any redemption premium) of the Underlying Securities or, in the event of a default on the Underlying Securities, one year following receipt by the Holders of all amounts to which the Holders are entitled pursuant to Section 5.03(b) hereof. If any Certificates shall remain outstanding after the date of termination of this Agreement, the Trustee shall not perform any further acts under this Agreement, except that the Trustee shall hold the proceeds of any payment, without liability for interest, for the pro rata benefit of the Holders of Certificates which have not theretofore been surrendered for payment unless otherwise required by applicable law. Upon the termination of this Agreement, the Depositor shall be discharged from all obligations under this Agreement except for its obligations to the Trustee under Sections 5.15 and 5.13 hereof.

                                ARTICLE VIII
                          REDEMPTION OF CERTIFICATES

Section 8.1 Redemption.
            ----------

     If the Underlying Securities are redeemed in whole or in part on or after the First Call Date, upon actual receipt by the Trustee of notice of such redemption, the Trustee shall, in accordance with the provisions of this Article VIII, redeem a principal amount of Pooled Certificates, Callable Principal Certificates or Callable Stripped Underlying Security Certificates, as applicable, equal to the principal amount of the Underlying Securities of such issue held in trust hereunder so redeemed, and if the Underlying Securities are redeemed in part, then the Trustee shall select the Certificates to be redeemed by lot in such manner as the Trustee deems fair and appropriate. In the absence of the actual notice described in this Section 8.01, the Trustee shall be under no obligation to effect the redemption required by this Section 8.01. Upon redemption of any Certificate, the Holder shall have no right to receive payments on any Interest maturing after the Redemption Date.

Section 8.2 Notice of Redemption.
            --------------------

     Notice of redemption shall be given by the Trustee to each Holder of any Certificate to be redeemed as provided in Section 9.04 hereof within thirty (30) days after notice of redemption of the underlying Underlying Securities has been given by the Issuer, trustee or paying agent of or for the Underlying Securities, as the case may be (but not less than fifteen days prior to the redemption date); provided, however, that the Trustee shall not be required to give any notice of redemption less than five (5) Business Days after the date it receives notice of such redemption. All notices of redemption shall be mailed to each Holder at such Holder's last address on the Certificate Register and shall state the Redemption Date, the date the Certificates are to be redeemed, the amount payable on such date, the place at which Certificates are to be surrendered for payment and that interest on amounts redeemed shall cease to accrue on and after the Redemption Date.

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.1 Exclusive Benefit of Parties and Holders of Certificates; Effective
            -------------------------------------------------------------------
Date.
----

     This Agreement is for the exclusive benefit of the parties hereto, their respective successors hereunder, and Holders of Certificates, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all the terms and conditions hereof and of the Certificates by acceptance of delivery thereof. This Agreement shall become effective as to the Trustee and the Depositor for each series of Certificates upon the execution of the Series Trust Agreement for such series by the Trustee and Depositor and the receipt by the Trustee of the Underlying Securities deposited therewith.

Section 9.2 Invalidity of Provisions.
            ------------------------

     In case any one or more of the provisions contained in this Agreement or contained in the Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 9.3 Conflict with Trust Indenture Act.
            ---------------------------------

     (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

     (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

Section 9.4 Notices.
            -------

     Any and all notices to be given to the Depositor shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or telegram or telex or facsimile confirmed by letter addressed to the Depositor at the Depositor Address set forth in the Series Trust

Agreement relating to Certificates evidencing Underlying Securities deposited by the Depositor, or at any other place as the Depositor shall notify the Trustee in writing from time to time.

     Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or facsimile confirmed by letter addressed to the Trustee at the Trustee Address set forth for notice to the Trustee in the Series Trust Agreement, or to such other place which the Trustee may have designated in writing to the Depositor.

     Any and all notices to be given to the Rating Agency shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or facsimile confirmed by letter addressed to the Rating Agency at the Rating Agency Address set forth in the Series Trust Agreement, or to such other place which the Rating Agency may have designated in writing to the Depositor and the Trustee.

     All other notices to be given to any Holder shall be deemed to have been duly given if given by mail, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Certificate Register. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     All notices specified to be given "promptly" hereunder shall be given no later than the second Business Day after the event which results in the requirement that the notice be delivered.

Section 9.5 Governing Law; Forum.
            --------------------

     This Agreement and the Certificates shall be governed by, and construed in accordance with, the laws of the State of New York. Any action or proceeding alleging a breach of an obligation under this Agreement shall be prosecuted only in a state or federal court located in the State of New York, County of New York.

Section 9.6 Headings.
            --------

     The headings of articles and sections in this Agreement have been inserted for convenience only and are not to be regarded as a part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Certificates.

Section 9.7 Covenant of Depositor and Trustee Not to Place Trust in Bankruptcy.
            ------------------------------------------------------------------

     Each party hereto covenants that it shall not, until at least one year and one day after the termination of this Agreement, take any action to file an involuntary bankruptcy petition against the Trust or cause the Trust to file a voluntary bankruptcy petition.

Section 9.8 Trust Not to Merge.
            ------------------

     For so long as any Certificate remains outstanding, the Trust shall not merge or consolidate with or into any Person, or transfer all or substantially all of its assets to any Person.

Section 9.9 Incurrence of Indebtedness.
            --------------------------

For so long as any Certificate remains outstanding, the Trust shall not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness.

                                                                       EXHIBIT C
                                                       TO SERIES TRUST AGREEMENT


                              TRUST CERTIFICATES
                                   issued by
                NFSC TRUST 2000-__ FOR [UNDERLYING SECURITIES]


           POOLED CERTIFICATE (principal amount $__ per certificate)
             For a Pro Rata Share of All Interest Payments on the
            [Underlying Securities] and All Principal Payments and
            Redemption Premium, If Any, Due on the Stated Maturity Date Indicated Below or on any Previous Call for Redemption on


                            [UNDERLYING SECURIITES]


Certificate No. 1                        Face Amount: $__,000,000
Number of Certificates: __,000,000
CUSIP No.: __________                    Stated Maturity Date: ________ __, 20__


CEDE & CO., or registered assigns, is the owner of the face amount set forth above of certificates evidencing 100% beneficial ownership of NFSC Trust 2000-__ for [Underlying Securities] (the "Issuer"), whose sole asset consists of $__,000,000 of [Underlying Securities] (the "Underlying Securities"). The sole obligor with respect to such Underlying Securities is the issuer of the Underlying Securities named above (the "Underlying Issuer") or any other entities obligated to make payments to or on behalf of the Underlying Issuer (or their trustees or other applicable fiduciaries) with respect to the Underlying Securities. The Underlying Securities are being held in a trust account by [_________________], as Trustee, pursuant to the terms of a Trust Agreement dated as of ________ __, 2000 (the "Agreement"), including the Standard Terms and Provisions of Series Trust Agreement appended thereto and all other exhibits, schedules, appendices, supplements and amendments thereto, between National Financial Securities Corporation, as Depositor, and the Trustee, pursuant to which this and other certificates (the "Certificates"), evidencing the right to receive all interest and principal payments, including the redemption premiums, if any, but excluding the Retained Amount (as defined in the Agreement), if any, on the Underlying Securities, are executed and delivered by the Trustee. This Certificate is subject to the provisions of and is entitled to the benefits of the Agreement, which may be inspected by the holder hereof at the Designated Office in New York City of the Trustee. The owner of this Certificate, by its acceptance hereof, agrees to be bound by the terms and conditions of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The Underlying Securities will be held in an account of the Trustee at DTC in book-entry credit form. The Trustee will pay to the Holder of this Certificate its pro rata share of all amounts received as payments on the Underlying Securities, promptly after receipt, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, in lawful money of the United States of America, (i) if the Holder is The Depository Trust Company ("DTC") or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check in immediately available funds sent by first-class mail to the address of the Holder hereof set forth in the Certificate Register.

In the event the Trustee receives money or other property in connection with the payment of principal (or actual notice that such moneys or other property will be received), other than in connection with a redemption, prior to the Stated Maturity Date, the Trustee shall promptly give notice, as provided in the Agreement, to the Holder. Such notice shall state that, not later than ninety
(90) days after the receipt of such moneys or other property, the Trustee shall distribute such moneys or other property pro rata to the Holders of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register, upon surrender of this Certificate for registration of transfer at the corporate trust office of the Trustee at [________________], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same series having the Stated Maturity Date set forth on the face hereof, of Authorized Denominations of $__ or greater multiples of $__, and having the same aggregate face amount, will be issued to the designated transferee or transferees. Under the Agreement, the Trustee is required, when making any payment to a Holder, to round down such payment to the nearest whole cent.

The Certificates are issuable only in registered form in Authorized Denominations. As provided in the Agreement and subject to certain limitations therein set forth, such Certificates are exchangeable for Certificates of the same series, having the same Stated Maturity Date and of a like aggregate face amount, as requested by the Holder surrendering the same.

For any such registration of transfer or exchange, the Trustee may require payment of the then applicable service charge and of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate be overdue, and neither the Trustee nor any such agent shall be affected by notice to the contrary.


This Certificate shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee by manual signature.

Dated: _______ __, 2000

                                     [__________________], as Trustee


                                     By: _______________________________________
                                     Authorized Signatory



                               Authentication


     This is one of the Certificates referred to in the within-mentioned Trust Agreement.


                                     [____________________], as Trustee


                                     By: _______________________________________
                                     Authorized Signatory

                                 TRANSFER FORM


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint_________________________________________________________
________________________________________________________________________________
attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Optional:

[Insert wire transfer instructions for transferee.] Neither the transferor nor the Trustee shall have any responsibility for the accuracy of such wire transfer instructions, if provided.



Dated:_____________


                                 ______________________________________________
                                 (Signature)

                                 NOTE: Signature must conform in every
                                 particular to the name in which this security is registered, without any alteration or change whatsoever.

                                 Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                                                                       EXHIBIT D
                                                       TO SERIES TRUST AGREEMENT

                             OFFICER'S CERTIFICATE
                                 OF [TRUSTEE]

     The undersigned, being a [Senior Vice President] of [TRUSTEE] (the "Bank"), does hereby certify and agree on behalf of the Bank, for the benefit of National Financial Securities Corporation (the "Depositor") and the beneficial owners of the Certificates (as defined below), that:

1. The Trust Agreement dated as of ________ __, 20__, including the Standard Terms and Provisions of Series Trust Agreement (the "Trust Agreement"), between the Depositor and[TRUSTEE], as Trustee (the "Trustee"), has been duly executed and delivered in the name of and on behalf of the Bank.

2. Pursuant to the provisions of Section 2.01 of the Trust Agreement, the Trustee has issued $__,000,000 face amount of Trust Certificates (the "Certificates").

3. The Bank is a [state chartered bank and trust company organized under the laws of the State of New York] [whose deposits are insured by the FDIC], and has the power to act as trustee with respect to the Certificates.

4. Immediately prior to the transfer of any of the [UNDERLYING SECURITIES] (the "Underlying Securities") to the Trustee pursuant to the Trust Agreement, the Trustee did not have record or beneficial ownership of such Underlying Securities.

5. By means of separate recordation upon the books of the Trustee, or by physical segregation, if appropriate, the Underlying Securities will always be segregated and kept separate from the assets of the Bank and from all other trust or fiduciary accounts, and will always be specifically identified as property held subject to a trust. The Trust Agreement will always be maintained as an official record in the books and records of the Trustee. The Trustee will always hold the Underlying Securities as required by the Trust Agreement, will always keep its trust records separate and distinct from its other records, will always ensure its trust records are complete, will always comply with all applicable laws, regulations, and rules relating to the custody of assets held in a trust relationship, and will always take whatever steps are necessary to ensure that, should the [superintendent of banks for the State of New York (the "Superintendent")] take possession of the Trustee, or a receiver or liquidator for the Trustee be appointed, at such time the Underlying Securities would be identifiable as property held subject to the trust relationship by the Trust Agreement. At all times that the Underlying Securities are credited to an account maintained on behalf of the Trustee at The Depository Trust Company of New York, the Bank will reflect on its records that the Underlying Securities are held in a trust account subject to the Trust Agreement, which account will contain no property of the Trustee in its individual capacity.

6. At no time will the Bank receive a loan or other credit from a third person because of such third party's reliance upon the Bank's apparent ownership of the beneficial interests in the Underlying Securities.

7. Each person who, on behalf of the Bank, executed the Trust Agreement was at the date thereof and is now duly authorized as a signatory of the Bank and duly authorized to perform such acts at the respective times of such acts and the signatures of such persons appearing on such documents are their genuine signatures.

8. The Trust Agreement has been duly and validly authorized, executed and delivered by the Bank and is enforceable against the Bank in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.


                           [SIGNATURE PAGE FOLLOWS]




                                     8.1-2

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed.

                                 [____________________], as Trustee



                                 By________________________________
                                 Name:
                                 Title:



Dated: ________ __, 20__





                                     8.1-3